EXHIBIT 99.1

Investor Contact:	Media Contact:
Jason Plagman	Amy Koch
VP, Investor Relations	Director, Corporate Communications
investorinfo@orasure.com	media@orasure.com
OraSure Announces Second Quarter 2025 Financial Results

BETHLEHEM, PA, August 5, 2025 (GLOBE NEWSWIRE) – OraSure Technologies, Inc. (NASDAQ: OSUR), a leader in point-of-need and home diagnostic tests and sample management solutions, today announced its financial results for the three months ended June 30, 2025.
“Our Q2 results were consistent with our expectations. We are making significant progress on our initiatives to expand our product portfolio, including launching our novel blood collection device for proteomic research in July. We are also staying closely aligned with our customers as they navigate an environment with improving, but still elevated, levels of uncertainty related to funding for public health programs and research,” said Carrie Eglinton Manner, President and CEO of OTI.
She added, “Our team is focused on advancing our innovation roadmap, as well as expanding our commercial reach and diversifying our client relationships in new segments under the leadership of our Chief Commercial Officer, Anne Messing, as we prepare to launch several new products. Overall, I am confident that OTI is well-positioned to deliver growth in 2026, and our strong balance sheet provides the flexibility to invest in organic and inorganic opportunities that leverage our existing capabilities to drive profitable long-term growth.”

Financial Highlights

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Core Business (1)	$30,768	$32,283	(5)%	$58,822	$60,401	(3)%
Molecular Services	—	810	(100)	—	1,683	(100)%
Risk Assessment Testing	446	2,308	(81)	1,866	4,352	(57)%
COVID-19	28	18,934	(100)	485	42,031	(99)%
Total Net Revenues	$31,242	$54,335	(43)%	$61,173	$108,467	(44)%
(1) Includes Diagnostics, Sample Management Solutions, other products and services revenues, and non-product and services revenues.

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Net revenues	$31,242	$54,335	(43)%	$61,173	$108,467	(44)%
Gross profit	13,159	24,689	(47)	25,458	48,754	(48)
Gross margin	42.1%	45.4%		41.6%	44.9%
Non-GAAP gross profit	13,512	25,771	(48)	25,980	50,218	(48)
Non-GAAP gross margin	43.2%	47.4%		42.5%	46.3%

Operating loss	(18,026)	(2,740)	NM	(35,776)	(9,833)	NM
Operating margin	(57.7)%	(5.0)%		(58.5)%	(9.1)%
Non-GAAP operating loss	(13,172)	3,346	NM	(28,452)	3,022	NM
Non-GAAP operating margin	(42.2)%	6.2%		(46.5)%	2.8%

Net loss	(19,693)	(615)	NM	(35,733)	(4,199)	NM
Non-GAAP net (loss) income	(14,193)	5,774	NM	(27,332)	8,860	NM
Diluted GAAP EPS	$(0.26)	$(0.01)	NM	$(0.48)	$(0.06)	NM
Diluted Non-GAAP EPS	$(0.19)	$0.08	NM	$(0.37)	$0.12	NM
NM – not meaningful

•Total net revenues for the second quarter of 2025 decreased 43% to $31.2 million from $54.3 million in the second quarter of 2024 primarily due to the decline in COVID-19 revenues.
•Core revenues (all revenues excluding COVID-19, Molecular Services, and Risk Assessment testing revenues) of $30.8 million in the second quarter decreased 5% year-over-year. Diagnostics revenues in the second quarter increased 3% year-over-year to $19.2 million. Sample Management Solutions revenues decreased 22% year-over-year to $9.9 million, with the decline attributable to a large customer in the consumer genomics segment.
•GAAP gross margin was 42.1% in the second quarter of 2025 compared to 45.4% in the second quarter of 2024. Non-GAAP gross margin in the second quarter of 2025 was 43.2% compared to 47.4% in the second quarter of 20241. On a year-over-year basis, gross margin was impacted by the decline in COVID-19 revenues and a higher mix of international revenues while partially offset by operational efficiencies.
•GAAP operating loss in the second quarter of 2025 was $18.0 million compared to operating loss of $2.7 million in the second quarter of 2024. Non-GAAP operating loss was $13.2 million in the second quarter of 2025 compared to non-GAAP operating income of $3.3 million in the second quarter of 2024.
•Cash and cash equivalents were $235 million as of June 30, 2025.
•OTI deployed $5 million during the second quarter to repurchase 1.8 million shares of our common stock.

1 For additional information on non-GAAP financial measures and a reconciliation of the GAAP financial results to non-GAAP financial results, see the schedules below. A description of the adjustments made to the GAAP financial measures is included at the end of the schedules.

Recent Business Developments
•Launched our HEMAcollect™●PROTEIN product in July to meet the evolving needs of proteomic researchers. This product has the potential to transform proteomic discovery through extended protein stabilization and a simplified workflow for research, and it is anticipated that use of the device for sample collection will deliver operational and financial efficiencies to researchers and support the generation of high-quality data.
•Renewed our customer agreement with GeneDx. OTI’s ORAcollect kits help enable early diagnosis of rare pediatric diseases through the use of GeneDx’s exome and genome analysis.
•Announced the addition of Anne Messing as Chief Commercial Officer. Ms. Messing joins from Becton Dickinson and will be responsible for Sales, Marketing, and Product Management in shaping the vision and management of OTI’s product portfolio with the aim to achieve market leadership and drive sustainable growth.

Financial Guidance
The Company is guiding to Q3 2025 Total revenues of $27 million to $30 million, which includes less than $100 thousand of COVID-19 testing revenues.

Conference Call
The Company will host a conference call and audio webcast to discuss the Company’s second quarter 2025 results and certain business developments, beginning today at 5 p.m. Eastern Time. The call will include prepared remarks by management and a question and answer session.
A webcast of the conference call will be available on the investor relations page of OTI’s website at https://orasure.gcs-web.com/events-and-presentations. Please click on the webcast link and follow the prompts for registration and access at least 10 minutes prior to the call. The webcast will be archived on OTI’s website shortly after the call has ended and will be available for approximately one year. If a participant will be listen-only, they are encouraged to listen via the webcast.

For participants interested in asking a question during the conference call, please follow the link below to pre-register. After registering, you will be provided with your access details via email. It is recommended to dial in at least 15 minutes prior to the call start time.

https://register-conf.media-server.com/register/BIdfa47088da4a422f967ac3a63ee20f09

OTI intends to use the Investor Relations Section of its website as a means of disclosing material non-public information (MNPI) and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor OTI’s website in addition to following its press releases, SEC filings, public conference calls, presentations, and webcasts.

Financial Data (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Results of Operations
Net revenues	$31,242	$54,335	$61,173	$108,467
Cost of products and services sold	18,083	29,646	35,715	59,713
Gross profit	13,159	24,689	25,458	48,754
Operating expenses:
Research and development	11,401	6,599	21,004	14,337
Sales and marketing	6,375	7,931	13,234	16,379
General and administrative	12,676	11,845	26,778	23,479
Loss on impairments	—	1,054	—	4,392
Change in the estimated fair value of acquisition- related contingent consideration	733	—	1,211	—
Gain on sale of assets	—	—	(993)	—
Total operating expenses	31,185	27,429	61,234	58,587
Operating loss	(18,026)	(2,740)	(35,776)	(9,833)
Other income	1,135	3,066	2,913	6,557
(Loss) income before income taxes and equity investment	(16,891)	326	(32,863)	(3,276)
Income tax (benefit) expense	2,000	381	1,544	363
Loss before equity investment	(18,891)	(55)	(34,407)	(3,639)
Loss on equity investment	(802)	(560)	(1,326)	(560)
Net loss	$(19,693)	$(615)	$(35,733)	$(4,199)
Loss per share:
Basic	$(0.26)	$(0.01)	$(0.48)	$(0.06)
Diluted	$(0.26)	$(0.01)	$(0.48)	$(0.06)
Weighted average shares outstanding:
Basic	74,541	74,159	74,703	74,127
Diluted	74,541	74,159	74,703	74,127

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Consolidated Net Revenues
Diagnostics	$19,222	$18,746	3%	$36,911	$35,139	5%
Sample Management Solutions	9,855	12,609	(22)	18,965	23,431	(19)
Risk Assessment Testing	446	2,308	(81)	1,866	4,352	(57)
Other product and services	296	542	(45)	617	1,092	(43)
COVID-19 Diagnostics	28	18,934	(100)	485	42,031	(99)
Molecular Services	—	810	(100)	—	1,683	(100)
Net product and services revenues	29,847	53,949	(45)	58,844	107,728	(45)
Non-product and services revenues	1,395	386	261	2,329	739	215
Net revenues	$31,242	$54,335	(43)%	$61,173	$108,467	(44)%

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$234,578	$267,763
Accounts receivable, net	25,900	23,816
Inventories	33,375	34,197
Other current assets	7,585	7,444
Property, plant and equipment, net	42,155	45,105
Intangible assets, net	17,266	17,435
Goodwill	41,745	40,330
Investment in equity method investee	26,974	28,300
Other noncurrent assets	15,457	15,269
Total assets	$445,035	$479,659

Liabilities and Stockholders’ Equity
Accounts payable	$6,380	$8,173
Deferred revenue	2,446	2,961
Acquisition-related contingent consideration obligation	16,981	—
Other current liabilities	16,543	22,349
Other noncurrent liabilities	21,964	35,838
Stockholders’ equity	380,721	410,338
Total liabilities and stockholders’ equity	$445,035	$479,659
Additional Financial Data (Unaudited)

	For the Six Months Ended June 30,
	2025	2024
Capital expenditures	$2,356	$3,196
Depreciation and amortization	5,334	5,331
Stock-based compensation	5,852	6,290
Cash (used in) provided by operating activities	$(29,956)	$14,583

Consolidated Statement of Cash Flows (Unaudited)

	For the Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES:
Net loss	$(35,733)	$(4,199)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	5,852	6,290
Depreciation and amortization	5,334	5,331
Loss on impairments	—	4,392
Other non-cash amortization	(147)	(88)
Provision for credit losses	(296)	149
Unrealized foreign currency loss (gain)	470	(48)
Interest expense on finance leases	4	13
Loss on equity investment	1,326	560
Deferred income taxes	(820)	91
Gain on sale of fixed assets	(780)	—
Change in the estimated fair value of acquisition-related contingent consideration	1,211	—
Changes in assets and liabilities:
Accounts receivable	(1,563)	1,802
Inventories	1,009	9,220
Prepaid expenses and other assets	(683)	1,727
Accounts payable	(1,548)	(3,469)
Deferred revenue	(520)	(105)
Accrued expenses and other liabilities	(3,072)	(7,083)
Net cash (used in) provided by operating activities	(29,956)	14,583
INVESTING ACTIVITIES:
Purchases of short-term investments	—	(53,244)
Investment in equity method investee	—	(28,333)
Proceeds from maturities and redemptions of short-term investments	—	43,908
Proceeds from sale of assets	790	—
Purchases of property and equipment	(2,356)	(3,196)
Net cash provided by (used in) investing activities	(1,566)	(40,865)
FINANCING ACTIVITIES:
Cash payments for finance lease liabilities	(26)	(107)
Proceeds from exercise of stock options	—	214
Repurchase of common stock	(5,000)	—
Payment of taxes related to net share settlement of equity awards	(1,725)	(3,446)
Net cash used in financing activities	(6,751)	(3,339)
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	5,088	(2,547)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(33,185)	(32,168)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	267,763	290,407
CASH AND CASH EQUIVALENTS, END OF PERIOD	$234,578	$258,239

About OraSure Technologies
OraSure Technologies, Inc. (“OraSure” and “OTI”) transforms health through actionable insight and powers the shift that connects people to healthcare wherever they are. OraSure improves access, quality, and value of healthcare with innovation in effortless tests and sample management solutions. OraSure, together with its wholly-owned subsidiaries, DNA Genotek Inc. and Sherlock Biosciences, Inc., is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physician’s offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com
Forward Looking Statements
This press release contains certain forward-looking statements, including with respect to products, product candidate development and manufacturing activities, regulatory submissions and authorizations, revenue growth and guidance, expected revenue from government orders, cost savings, cash flow, increasing margins and other matters. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: our ability to satisfy customer demand; ability to reduce our spending rate, capitalize on manufacturing efficiencies and drive profitable growth; ability to market and sell products, whether through our internal, direct sales force or third parties; impact of significant customer concentration in the genomics business; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; ability to manufacture or have manufactured products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulators; the demand for our COVID-19 testing products; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; impact of replacing distributors; inventory levels at distributors and other customers; our ability to achieve its financial and strategic objectives and increase our revenues, including the ability to expand international sales and the ability to continue to reduce costs; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of our products; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; impact of contracting with the U.S. government; impact of negative economic conditions; ability to achieve and maintain sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; cybersecurity breaches or other attacks involving our computer systems or those of our third-party IT service providers, suppliers and customers; the impact of terrorist attacks, civil unrest, hostilities and war; and general political, business and economic conditions, including inflationary pressures, the imposition of tariffs and banking stability. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.
Statement Regarding Use of Non-GAAP Financial Measures
In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross profit, non-GAAP net income (loss), non-GAAP operating income (loss), and non-GAAP earnings (loss) per share. Management believes that presentation of operating results using these non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods, while excluding certain expenses that may not be indicative of the Company’s recurring core business operating results. In addition, management believes these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by OraSure’s institutional investors and the analysis community to help them analyze the health of OraSure’s business. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further, non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

OraSure Technologies GAAP to Non-GAAP Reconciliation ($ in 000's)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Net Revenues	$31,242	$54,335	$61,173	$108,467
GAAP Cost of Products and Services Sold	18,083	29,646	35,715	59,713
GAAP Gross Margin	42.1%	45.4%	41.6%	44.9%
Stock compensation	207	193	376	344
Inventory reserve for product line discontinuance	146	—	146	—
Reduction in workforce severance	—	889	—	1,120
Non-GAAP Cost of Goods Sold	17,730	28,564	35,193	58,249
Non-GAAP Gross Margin	43.2%	47.4%	42.5%	46.3%

GAAP Operating Loss	(18,026)	(2,740)	(35,776)	(9,833)
Stock compensation	3,166	3,322	5,853	6,289
Amortization of acquisition-related intangible assets	58	58	113	117
Inventory reserve for product line discontinuance	146	—	146	—
Reduction in workforce severance	—	1,652	—	2,057
Executive severance expense	751	—	751	—
Loss on impairment	—	1,054	—	4,392
Gain on sale of assets under product line discontinuance	—	—	(750)	—
Change in fair value of acquisition-related contingent consideration	733	—	1,211	—
Non-GAAP Operating Loss	(13,172)	3,346	(28,452)	3,022

GAAP Net Loss	(19,693)	(615)	(35,733)	(4,199)
Stock compensation	3,166	3,322	5,853	6,289
Amortization of acquisition-related intangible assets	58	58	113	117
Inventory reserve for product line discontinuance	146	—	146	—
Reduction in workforce severance	—	1,652	—	2,056
Executive severance expense	751	—	751	—
Loss on impairment	—	1,054	—	4,392
Gain on sale of assets under product line discontinuance	—	—	(750)	—
Change in fair value of acquisition-related contingent consideration	733	—	1,211	—
Loss on equity investment	802	560	1,326	560
Tax effect of non-GAAP adjustments	(156)	(257)	(249)	(355)
Non-GAAP Net (Loss) Income	$(14,193)	$5,774	$(27,332)	$8,860

GAAP Loss Per Share:	$(0.26)	$(0.01)	$(0.48)	$(0.06)
Non-GAAP (Loss) Earnings Per Share:	$(0.19)	$0.08	$(0.37)	$0.12
Diluted Shares Outstanding	74,541	74,159	74,703	74,127
Diluted Shares Outstanding Used For Computing Non-GAAP Earnings (Loss) Per Share	74,541	75,169	74,703	75,460
The following is a description of the adjustments made to GAAP financial measures:
•Stock Compensation: non-cash equity-based compensation provided to OraSure employees and directors
•Amortization of acquisition-related intangible assets: represents recurring amortization charges resulting from the acquisition of intangible assets associated with our business combinations
•Inventory reserve for product line discontinuance: represents inventory associated with discontinued line of business
•Executive severance expense: expenses associated with the departure of an executive
•Reduction in workforce severance: termination benefits associated with the Company’s workforce reduction associated with certain business events
•Loss on impairment: charges related to the write down of Company’s intangibles, PP&E, or leased assets

•Gain on sale of assets under product line discontinuance: represents the gain on the sale of fixed assets associated with the risk assessment line of business that was discontinued and sold to a 3rd party
•Change in fair value of acquisition-related contingent consideration: changes in the fair value of contingent consideration liability associated with an adjustment for the passage of time
•Loss on equity investment: we have excluded our proportionate share of our equity method investee’s net loss as we do not have direct control over the investee’s operations or resulting revenue and expenses
•Tax impact associated with non-GAAP adjustments: tax expense/(benefit) due to non-GAAP adjustments
A reconciliation of our non-GAAP measures to their most directly comparable GAAP measures can also be found at: https://orasure.gcs-web.com/gaap-non-gaap-reconciliation
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